UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11390 Palm Beach Blvd., Suite 302
Fort Myers, Florida	33905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 319-2692

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 19, 2014, WhereverTV Broadcasting Corporation (the “Company”) filed a Current Report on Form 8-K (the “February 8-K”) with the Securities and Exchange Commission (“SEC”) to report that the Company engaged Terry Johnson, CPA as the Company’s independent registered public accounting firm to audit the Company's financial statements for the fiscal years ended December 31, 2012 and December 31, 2013, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2012 and December 31, 2013 and through the subsequent interim period to February 14, 2014, the Company did not consult Mr. Johnson with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Mr. Johnson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) In connection with the audits of the two fiscal years ended December 31, 2013 and 2012, and the subsequent interim period preceding Terry Johnson CPA’s termination, there were no disagreements with Terry Johnson CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Terry Johnson CPA would have caused Terry Johnson CPA to make reference to the subject matter of disagreements in connection with its reports. Terry Johnson CPA did not perform, complete or submit an audit report on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 or any other period and therefore no adverse opinion or disclaimer of opinion and no information was not qualified or modified as to uncertainty, audit scope or accounting principles. Terry Johnson CPA officially resigned in June 2015 as a registered independent accounting firm from the Public Company Accounting Oversight Board due to matters unrelated to WhereverTV Broadcasting Corporation. A copy of the disclosures contained in this Amendment No. 1 to Current Report on Form 8-K was provided to Terry Johnson CPA in accordance with Item 304(a)(3) of Regulation SK. In addition, the Company requested that Terry Johnson CPA furnish the Company with a letter addressed to the SEC stating whether or not Terry Johnson CPA agrees with the above statements. A copy of Terry Johnson CPA’s letter to the Commission, dated December 14, 2015, is attached as an exhibit to this report. (b) On December 17, 2014, the Company engaged Hacker, Johnson & Smith PA as its registered independent accounting firm, formally replacing Terry Johnson CPA. The Company will request shareholder ratification of the appointment of Hacker, Johnson & Smith PA as its independent registered public accounting firm at its next meeting of shareholders. During the two most recent fiscal years, and the subsequent interim period prior to engaging Hacker, Johnson & Smith PA, neither the Company, nor anyone on its behalf, consulted Hacker, Johnson & Smith PA regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K). None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through February 14, 2014.

Item 9.01 Financial

Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Letter from former independent registered public accounting firm.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2015	WHEREVERTV BROADCASTING CORPORATION

By: /s/ Edward D. Ciofani
Name: Edward D. Ciofani
Title: Chief Executive Officer